UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): December 31, 2002

                            MAVERICK TUBE CORPORATION
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

                                    Delaware
                  --------------------------------------------
                  State or Other Jurisdiction of Incorporation

                                     1-10651
                             ----------------------
                             Commission File Number

                                   43-1455766
                         -------------------------------
                         IRS Employer Identification No.

       16401 Swingley Ridge Road, Suite 700, Chesterfield, Missouri 63017
                    ----------------------------------------
                    (Address of Principal Executive Offices)


                                 (636) 733-1600
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

                                 Not applicable.
         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)

This Form 8-K/A is to amend Maverick Tube Corporation's (the "Company") Form 8-K dated December 31, 2002, by providing the historical and pro forma financial information required by Item 7 to Form 8-K, pursuant to paragraph (a) (4) thereof, in connection with the acquisition by the Company ("the Acquisition") of the tubular business ("Pipe and Conduit") of The LTV Steel Corporation ("LTV") through the purchase of the assets constituting the Pipe and Conduit business, subject to certain of its liabilities. The purchase price for Pipe and Conduit was $120.2 million (including an upward $10.2 million estimated working capital adjustment, subject to finalization).

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

( a )    Financial statements of business acquired

Financial statements of Pipe and Conduit as of and for the periods ended December 31, 2001, described below:

    o Report of Independent Auditors
    o Balance Sheet - December 31, 2001
    o Statement of Operations - Year Ended December 31, 2001
    o Statement of LTV's Investment - Year Ended December 31, 2001
    o Statement of Cash Flows - Year Ended December 31, 2001
    o Notes to the Financial Statements

Financial statements of Pipe and Conduit as of and for the periods ended September 30, 2002, described below:

    o Report of Independent Auditors
    o Balance Sheet - September 30, 2002
    o Statement of Operations - Nine Months Ended September 30, 2002
    o Statement of LTV's Investment - Nine Months Ended September 30, 2002
    o Statement of Cash Flows - Nine Months Ended September 30, 2002
    o Notes to the Financial Statements

( b )    Pro forma financial information:

The accompanying unaudited pro forma consolidated balance sheet information as of September 30, 2002, assumes the Acquisition occurred on September 30, 2002. The accompanying unaudited pro forma consolidated statements of operations for the year ended December 31, 2001 and the nine months ended September 30, 2002 are presented to reflect the Acquisition as if it occurred at the beginning of the periods presented. The allocation of purchase price to the assets and liabilities of Pipe and Conduit is preliminary; and the final allocation may result in adjustments relating to final fixed asset appraisals, identification of intangible assets, exit costs associated with management's rationalization plans and these adjustments may be material.

The accompanying unaudited pro forma consolidated financial statements should be read in conjunction with the Company's historical consolidated financial statements and notes thereto in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, and its Quarterly Report on Form 10-Q for the period ended September 30, 2002, and the historical consolidated financial statements and notes thereto of Pipe and Conduit Business, which are referenced in Item 7 hereof and included in this Report. The unaudited pro forma consolidated financial statements are presented for informational purposes only and are not necessarily indicative of actual results had the foregoing transactions occurred as described in the preceding paragraph, nor do they purport to represent results of future operations.

( c )    Exhibits:

         Exhibit No.       Description

         23.1              Consent of Ernst & Young LLP
         99.1*             Press Release Dated December 31, 2002.

* Previously filed as an exhibit to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 31, 2002, and incorporated herein by reference.

                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 11, 2003            MAVERICK TUBE CORPORATION

                                     By: /s/ Pamela G. Boone
                                     -----------------------
                                             Pamela G. Boone
                                      Vice President - Finance and
                                      Administration and Chief Financial Officer

Financial Statements

PIPE & CONDUIT BUSINESS OF
THE LTV CORPORATION

December 31, 2001

Financial Statements

PIPE & CONDUIT BUSINESS OF
THE LTV CORPORATION

December 31, 2001




                           TABLE OF CONTENTS

                                                                            Page

Auditors' Report

Balance Sheet .................................................................1

Statement of LTV's Investment (Deficit) .......................................2

Statement of Operations .......................................................3

Statement of Cash Flows .......................................................4

Notes to Financial Statements ............................................5 - 13

                         Report of Independent Auditors

To the Directors of
The LTV Corporation

We have audited the accompanying balance sheet of the Pipe and Conduit Business of The LTV Corporation (Note 1) as of December 31, 2001 and the related statements of LTV Corporation's investment, operations and cash flows for the year then ended. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the auditing standards generally accepted in the United States. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Pipe and Conduit Business of The LTV Corporation as of December 31, 2001 and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States.

                                                         /s/ Ernst & Young LLP

Pittsburgh, Pennsylvania
June 28, 2002

                 Pipe & Conduit Business of The LTV Corporation

                                  BALANCE SHEET
                                    [note 1]

                                                                    December 31,
                                                                        2001
In thousands                                                              $
--------------------------------------------------------------------------------

ASSETS
Current
Accounts receivable, net of allowance of $100                           28,555
Inventory [note 3]                                                      34,364
Prepaid expenses and other                                                 393
--------------------------------------------------------------------------------
Total current assets                                                    63,312
--------------------------------------------------------------------------------
Property and equipment [note 4]                                         21,264
Other long-term assets                                                   1,000
--------------------------------------------------------------------------------
Total assets                                                            85,576
--------------------------------------------------------------------------------

LIABILITIES AND LTV'S INVESTMENT
Current
Accounts payable                                                         3,237
Accrued liabilities                                                      5,892
--------------------------------------------------------------------------------
Total current liabilities                                                9,129
--------------------------------------------------------------------------------
Long-term debt [note 5]                                                      0
Due to other LTVC businesses                                            27,843
Liabilities subject to compromise [note 6]                              19,698
--------------------------------------------------------------------------------
                                                                        47,541
--------------------------------------------------------------------------------

LTV's investment                                                        28,906
--------------------------------------------------------------------------------
Total liabilities and LTV investment                                    85,576
--------------------------------------------------------------------------------

See accompanying notes

                                      [1]

                 Pipe & Conduit Business of The LTV Corporation

                    STATEMENT OF LTV'S INVESTMENT (DEFICIT)
                                    [note 1]

                                                                     Year ended
                                                                    December 31,
                                                                        2001
In thousands                                                              $
--------------------------------------------------------------------------------

LTV's investment (deficit), beginning of year                          (48,609)
Net income                                                              15,757
Net transactions with LTV                                               61,758
--------------------------------------------------------------------------------
LTV's investment (deficit), end of year                                 28,906
--------------------------------------------------------------------------------

See accompanying notes

                                      [2]

                 Pipe & Conduit Business of The LTV Corporation

                             STATEMENT OF OPERATIONS
                                    [note 1]


                                                                     Year ended
                                                                    December 31,
                                                                        2001
In thousands                                                              $
--------------------------------------------------------------------------------

SALES AND REVENUES
Sales                                                                  235,828
--------------------------------------------------------------------------------
Total sales and revenues                                               235,828
--------------------------------------------------------------------------------

COSTS AND EXPENSES
Cost of sales [note 2]                                                 189,653
Selling and administrative including $8,459
 of allocation of shared services [note 1]                              20,386
--------------------------------------------------------------------------------
                                                                       210,039
--------------------------------------------------------------------------------
Income before interest and taxes                                        25,789
Interest [note 5]                                                            0
--------------------------------------------------------------------------------
Income before tax provision                                             25,789
Income tax provision [note 7]                                          (10,032)
--------------------------------------------------------------------------------
Net income                                                              15,757
--------------------------------------------------------------------------------

See accompanying notes

                                      [3]

                 Pipe & Conduit Business of The LTV Corporation

                             STATEMENT OF CASH FLOWS
                                    [note 1]

                                                                     Year ended
                                                                    December 31,
                                                                        2001
In thousands                                                             $
--------------------------------------------------------------------------------

OPERATING ACTIVITIES
Net income                                                              15,757
Add non-cash items
  Depreciation                                                           2,987
  US tax provision in excess of taxes paid                              10,032
Changes in operating assets and liabilities [note 10]                   18,952
--------------------------------------------------------------------------------
Cash provided by operating activities                                   47,728
--------------------------------------------------------------------------------

INVESTING ACTIVITIES
Property and equipment additions                                        (1,275)
--------------------------------------------------------------------------------
Cash (used in) investing activities                                     (1,275)
--------------------------------------------------------------------------------

FINANCING ACTIVITIES
Net transactions with LTV                                              (46,453)
--------------------------------------------------------------------------------
Cash (used in) financing activities                                    (46,453)
--------------------------------------------------------------------------------

Net cash provided during year [note 1]                                       0
Cash, beginning of year                                                      0
--------------------------------------------------------------------------------
Cash, end of year                                                            0
--------------------------------------------------------------------------------

See accompanying notes

                                      [4]

                 Pipe & Conduit Business of The LTV Corporation

                         NOTES TO FINANCIAL STATEMENTS

                               December 31, 2001


1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation
---------------------

The accompanying financial statements include the assets, liabilities, revenues and expenses of the Pipe & Conduit Business ("P&C") which operates under the tradename LTV Copperweld ("LTVC") and which is comprised of facilities owned by Georgia Tubing Corporation and LTV Steel Company, Inc. ("LTV Steel") both of which are wholly owned subsidiaries of The LTV Corporation (collectively "LTV"). The P&C business includes facilities at Cedar Springs, Georgia; Counce, Tennessee; Elyria, Ohio; Ferndale, Michigan; and Youngstown, Ohio. These financial statements have been prepared in connection with the prospective sale of P&C and LTVC. During the period covered by the financial statements, P&C's operations were conducted as an integral part of LTVC's and LTV's business operations and a number of functions and processes were centralized at LTVC and LTV. The assets of P&C are available to settle the debts, contingent liabilities and commitments of the LTV bankruptcy estates that own such assets (see below). In connection with the various bankruptcy filings and court decisions related to LTV and its various employee benefit plans, certain entities included within the accompanying financial statements may be held jointly and severally liable for certain unfunded employee benefit obligations. These obligations are in excess of $2 billion. The ultimate resolution of these matters will be determined by the bankruptcy court and could have a material adverse effect on P&C's financial statements. As discussed below, the financial statements include certain allocated costs and expenses, which are not necessarily indicative of the costs and expenses that would have resulted had P&C operated as a stand-alone business. In addition, the financial statements include transactions (both revenues and costs from the sale and purchase of products and raw materials) with other LTV and LTVC business units.

All   intercompany   transactions   within  P&C  have  been  eliminated  in  the
presentation.

On December 29, 2000, LTV and forty-eight of its wholly-owned subsidiaries, including all of the operations of P&C, filed voluntary petitions for reorganization under Chapter 11 of the Federal Bankruptcy Code in the United States Bankruptcy Court in the Northern District of Ohio, Eastern Division. P&C's business is being managed as a debtor-in-

                                      [5]
possession. P&C's liquidity during the year 2001 was provided by its cash flows from operations and LTV and LTV's debtor-in-possession financing. In January of 2002, P&C (together with LTV's Marion, Ohio mechanical tubing operation) obtained separate debtor-in-possession financing of its own. Presently, LTVC is LTV's last remaining group of business assets to be sold, subject to bankruptcy court approval. LTV has ceased operations, its integrated steel business and has sold its steel making assets. Previously, in 2001, LTV sold its metal buildings business, VP Buildings, Inc.

Currently, P&C's and LTVC's other assets are being marketed for sale under court approved procedures. It is expected that these assets will be sold during 2002, although there can be no guarantee that a sale will be consummated.

The financial statements are prepared on a historic basis and do not give consideration to the terms of any prospective sale. Additionally, they have been prepared from the historical financial records of P&C, LTVC and LTV on the basis of the accounting methods, policies, practices and procedures and the judgments and estimation methodologies used by P&C, LTVC and LTV, in accordance with accounting principles generally accepted in the United States. These financial statements are not necessarily indicative of the financial position, results of operations and cash flows that might have resulted had P&C been a stand-alone business, not integrated into LTVC's and LTV's overall business operations, or of its future results of operations, cash flows or financial position.

Nature of operations
--------------------

P&C has its headquarters in Youngstown, Ohio. Its production facilities are located in Ohio, Michigan and Georgia. It produces electrical steel conduit, line and standard pipe and some mechanical tubing. Conduit is used in non-residential construction while pipe is used in the transportation of liquids and gases.

During 2001, no customer accounted for greater than 10% of sales. Approximately 39% of sales resulted from transactions with 10 customers.

P&C's sales are predominantly to North American customers, principally in the United States.

Allocation of shared services
-----------------------------

A portion of LTV's shared general and administrative expenses have been allocated to P&C. This business has historically operated as LTV Tubular or LTV Steel Tubular Products prior to the acquisition in 1999 by LTV of Copperweld Corporation, Copperweld Canada Inc. and Welded Tube Company of America. The allocations made to P&C do not necessarily represent the expenses that P&C would have incurred if it had operated on a stand-alone basis. During the year ended December 31, 2001, LTV allocated $8,459,000 to P&C for financial, legal and management services, which is classified as a selling and administrative expense.

                                      [6]

Allocation of employee benefit costs
------------------------------------

Due to the historic ownership of P&C by LTV, P&C's employees participated in LTV's benefit programs, specifically the benefit programs of LTV Steel. Certain benefit costs such as pension and health insurance costs were thus charged to these facilities by LTV Steel. During the year ended December 31, 2001, these charges amounted to $5,352,000 and are classified as cost of sales and selling and administrative expense. These costs were allocated to P&C based upon number of employees and related factors. The liabilities related to these plans as of December 31, 2001, have been eliminated from the financial presentation, as a result of the subsequent termination of these plans by LTV (see above related to unfunded obligations and the ultimate court resolution of these matters).

Provision for income taxes
--------------------------

P&C has been included in LTV's federal and certain state returns. Provision for income taxes has been made in the accompanying statement of operations to reflect income taxes calculated on P&C's separate accounting income using the estimated effective income tax rates (both federal and state) that would have been applicable if P&C had been a separate, stand-alone entity for tax purposes. Income tax asset and liability accounts (both current and deferred) have been excluded from the balance sheet since P&C is not a separate entity for income tax purposes. Deferred tax balances are carried on the books of LTV. The total income tax provision has been reflected in the balance sheet as an adjustment to LTV's investment.

As noted, P&C has been included in the federal and certain state income tax filings of LTV. LTV, the parent company, has sustained net operating losses on a consolidated basis. Since P&C was not a separate, stand-alone entity, none of the consolidated net operating loss has been allocated to P&C in these statements.

Financial activities
--------------------

P&C participated in LTV's central banking and treasury arrangement. All cash balances have been eliminated in the accompanying financial statements.

LTV's investment
----------------

LTV's investment reflects the amount of P&C's included, identifiable assets in excess of included, identifiable liabilities. As disclosed above, P&C participated in LTV's central banking and treasury arrangement. The net financial and cash flow activities involving P&C are reflected through changes in LTV's investment.

                                      [7]

Inventory
---------

Product inventories (raw material, work-in-process and finished goods) are valued at lower of cost or market based upon the first-in, first-out (FIFO) costing method. Product inventories are also valued at net realizable value. Inventories in excess of one year old have been adjusted to scrap recovery value.

Property and equipment
----------------------

Property and equipment is recorded at cost. Depreciation is recorded on a straight-line basis over 3-40 years, depending on the asset classification. The recoverability of these assets is evaluated when impairment indicators are present, based upon the expected future undiscounted cash flows.

Revenue recognition
-------------------

Revenue from the sale of products is recognized when title transfers, which is at the time goods are shipped to customers. Shipping costs, related to product sales, classified as a deduction in arriving at net sales amounted to $14,629,000 in 2001.

Use of estimates
----------------

The preparation of financial statements in accordance with accounting principles generally accepted in the United States, requires management to make estimates and assumptions that affect the amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and reported amounts of revenue and expense during the period. Actual results could differ from these estimates.

2.  TRANSACTIONS WITH AFFILIATED COMPANIES

P&C purchased products (flat-rolled steel) from LTV Steel during the year in the amount of $84,194,000. Sales from P&C to other LTV and LTVC affiliates were nominal during 2001.

                                      [8]

3.  INVENTORY

At December 31, 2001, inventory was comprised of the following categories:

                                                                         2001
In thousands                                                               $
--------------------------------------------------------------------------------

Raw materials                                                           15,337
Work-in-process                                                          6,357
Finished goods                                                          13,249
Supplies                                                                     0
Obsolescence reserve                                                      (414)
Other reserves                                                            (165)
--------------------------------------------------------------------------------
                                                                        34,364
--------------------------------------------------------------------------------

4.  PROPERTY AND EQUIPMENT

Property and equipment was comprised of the following classifications at December 31, 2001:

                                                                         2001
In thousands                                                               $
--------------------------------------------------------------------------------

Land and improvements                                                      611
Buildings and building equipment                                         8,648
Machinery and equipment                                                 54,478
Construction in progress                                                 4,294
--------------------------------------------------------------------------------
                                                                        68,031
--------------------------------------------------------------------------------
Accumulated depreciation                                               (46,767)
--------------------------------------------------------------------------------
                                                                        21,264
--------------------------------------------------------------------------------

Depreciation expense for the year 2001 was $2,987,000.

5.  LONG-TERM DEBT

P&C carried no external debt on its balance sheet during 2001. As noted above, P&C's liquidity was provided by its own cash flows from operations and LTV and LTV's debtor-in-possession financing facility. Interest costs at the LTV or LTVC corporate level have not been allocated to P&C.

See note 11 regarding new debtor-in-possession financing facility for P&C.

                                      [9]

6.  LIABILITIES SUBJECT TO COMPROMISE

Liabilities subject to compromise as a result of the Chapter 11 bankruptcy filing in the United States are as follows:

                                                                         2001
In thousands                                                               $
--------------------------------------------------------------------------------

Accounts payable                                                        10,066
Other accrued liabilities                                                9,632
--------------------------------------------------------------------------------
                                                                        19,698
--------------------------------------------------------------------------------

The final amounts paid, if any, related to these liabilities will be determined by the bankruptcy court.

7.  INCOME TAXES

As disclosed in note 1, P&C's operations are included in the federal and certain state income tax returns of LTV.

The tax provision recognized in the financial statements is composed of the following estimated amounts:

                                                                         2001
In thousands                                                               $
--------------------------------------------------------------------------------

Federal portion                                                         (8,487)
State portion                                                           (1,545)
--------------------------------------------------------------------------------
Tax provision                                                          (10,032)
--------------------------------------------------------------------------------

Net tax effects of temporary differences between carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes have been eliminated from the financial statements for P&C.

8.  EMPOYEE BENEFIT PLANS

As noted above, the majority of P&C's employees have traditionally participated in LTV's benefit programs. The liabilities related to these plans as of December 31, 2001, have been eliminated from the financial presentation as a result of subsequent termination of these plans by LTV.

The hourly employees at P&C's Cedar Springs, Georgia plant (Georgia Tubing Corporation) are covered under their own defined benefit pension plan. Plan assets primarily include marketable debt and equity securities. The plan provides benefits using a formula which is based upon employee compensation. There is no retiree health care plan for these employees.

                                      [10]

Effective January 1, 2001, certain P&C non-represented employees became eligible to participate in LTVC's Copperweld Corporation ("Copperweld") Salary Pension Plan. In addition, these same employees and their dependents were provided certain health care and life insurance benefits as active employees and upon retirement. The cost of these post-retirement benefits is recognized by P&C during the employees' years of service. The benefit obligation amounts and the related expense are not material to P&C's financial position and thus, these amounts are not separately disclosed in these financial statements.

In the first quarter of 2002, the remaining P&C non-represented employees began participating in the Copperweld Corporation Salary Pension Plan and health care program.

The following tables set forth the change in benefit obligation, the change in plan assets, funded status and amounts recognized in the balance sheet for the Georgia Tubing Corporation defined benefit pension as of December 31, 2001 (in thousands):

Change in benefit obligation
    Benefit obligation at beginning of period                           $3,101
        Service cost                                                       169
        Interest cost                                                      257
        Benefits paid                                                      (72)
        Actuarial (gain) or loss                                           848
                                                               -----------------
    Benefit obligation at end of period                                 $4,303

Change in plan assets
    Fair value of plan assets at beginning of period                    $2,391
        Actual (loss) on plan assets                                      (142)
        Employer contributions                                             239
        Benefits paid                                                      (72)
        Other                                                               (5)
                                                               -----------------
    Fair value of plan assets at end of period                          $2,411

Reconciliation of funded status
    Funded status                                                      ($1,892)
    Unrecognized actuarial (gain) or loss                                1,573
    Unrecognized prior service cost                                        169
                                                               -----------------
       Net amount recognized at end of period                            ($150)

                                                               =================

                                      [11]

Amounts recognized in the
balance sheet consist of:
    Accrued benefit liability                                            ($328)
    Intangible asset                                                       169
    Accumulated other comprehensive income                                   9
                                                               -----------------
       Net amount recognized at end of period                            ($150)
                                                               =================

    Other comprehensive income attributable to
    change in additional minimum liability recognition                      $0
                                                               =================

Amounts applicable to Georgia Tubing Corporation's defined benefit pension plan with accumulated benefit obligations in excess of plan assets are as follows (in thousands):

    Projected benefit obligation                                        $4,303
    Accumulated benefit obligation                                       2,740
    Fair value of plan assets                                            2,411

The following table summarizes the benefit costs and the assumptions used in calculating these costs (in thousands):

Components of net periodic benefit cost
    Service cost                                                          $169
    Interest cost                                                          257
    Expected return on plan assets                                        (240)
    Amortization of prior service cost                                      18
    Recognized actuarial (gain) or loss                                      0
                                                               -----------------
        Net periodic benefit cost                                         $204
                                                               =================

Weighted-average assumptions as of
December 31, 2001
    Discount rate                                                         7.00%
    Expected long-term rate of return on plan assets                      9.00%
    Rate of compensation increase                                         5.00%

P&C employees also participated in certain defined contribution retirement plans during 2001. P&C contributed and expensed $275,000 relative to these plans during the year.

                                      [12]

9.  COMMITMENTS AND CONTINGENCIES

The future, annual minimum lease payments over the next five years on operating leases for which P&C was committed at December 31, 2001, are expected to approximate the lease payments made during 2001, in the amount of $33,000.

10.  CHANGES IN OPERATING ASSETS AND LIABILITIES

Changes in operating assets and liabilities for the year ended December 31, 2001, were as follows:

                                                                         2001
In thousands                                                               $
--------------------------------------------------------------------------------

Accounts receivable                                                     10,033
Inventory                                                                3,117
Accounts payable                                                        (1,100)
Other asset and liability changes                                        6,902
--------------------------------------------------------------------------------
                                                                        18,952
--------------------------------------------------------------------------------

11.  SUBSEQUENT EVENT

See note 1 regarding P&C currently being marketed for sale under court approved procedures.

During 2002, P&C has arranged separate debtor-in-possession financing to provide for the ongoing liquidity needs of its business.

In January, an agreement was reached with four financial institutions to provide a $30,000,000 revolving credit facility in order to provide for the liquidity needs of P&C and LTV Steel Company's Marion, Ohio mechanical tubing plant (said plant not included in these financial statements). The facility matures on December 5, 2002. The facility provides for borrowings based upon a standard borrowing base calculation on accounts receivable and inventory, typical of such asset-based financing facilities. The facility is secured by the assets of P&C and the Marion, Ohio tubing plant assets not securing a separate sale and leaseback agreement on the facility. It is guaranteed by LTV and its direct and indirect subsidiaries, excluding the other LTVC businesses.

The credit agreement contains various restrictive covenants and requires the business to achieve certain EBITDA targets throughout the term of the agreement.

                                      [13]

Financial Statements

PIPE & CONDUIT BUSINESS OF
THE LTV CORPORATION

September 30, 2002

Financial Statements

PIPE & CONDUIT BUSINESS OF
THE LTV CORPORATION

September 30, 2002


                           TABLE OF CONTENTS

                                                                            Page

Auditors' Report

Balance Sheet .................................................................1

Statement of LTV's  Investment  ...............................................2

Statement of Operations .......................................................3

Statement of Cash Flows .......................................................4

Notes to Financial Statements ............................................5 - 15

                         Report of Independent Auditors

To the Directors of
The LTV Corporation

We have audited the accompanying balance sheet of the Pipe and Conduit Business of The LTV Corporation (Note 1) as of September 30, 2002 and the related statements of LTV Corporation's investment, operations and cash flows for the nine-months ended September 30, 2002. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the auditing standards generally accepted in the United States. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Pipe and Conduit Business of The LTV Corporation as of September 30, 2002 and the results of its operations and its cash flows for the nine-months ended September 30, 2002 in accordance with accounting principles generally accepted in the United States.

                                                        /s/  Ernst & Young LLP

Pittsburgh, Pennsylvania
November 19, 2002

                 Pipe & Conduit Business of The LTV Corporation

                                  BALANCE SHEET

                                                                   September 30,
                                                                        2002
In thousands                                                              $
--------------------------------------------------------------------------------

ASSETS
Current
Cash and cash equivalents                                               26,179
Accounts receivable, net of allowance of $100                           32,571
Inventory [note 3]                                                      32,595
Prepaid expenses and other                                               3,092
--------------------------------------------------------------------------------
Total current assets                                                    94,437
--------------------------------------------------------------------------------
Property and equipment [note 4]                                         20,724
Other long-term assets                                                     758
--------------------------------------------------------------------------------
Total assets                                                           115,919
--------------------------------------------------------------------------------

LIABILITIES AND LTV'S INVESTMENT
Current
Accounts payable                                                         9,440
Accrued liabilities                                                      8,257
--------------------------------------------------------------------------------
Total current liabilities                                               17,697
--------------------------------------------------------------------------------
Long-term debt [note 5]                                                      0
Due to other LTVC businesses                                            36,305
Liabilities subject to compromise [note 6]                              19,232
--------------------------------------------------------------------------------
                                                                        55,537
--------------------------------------------------------------------------------

LTV's investment                                                        42,685
--------------------------------------------------------------------------------
Total liabilities and LTV investment                                   115,919
--------------------------------------------------------------------------------

See accompanying notes

                                      [1]

                 Pipe & Conduit Business of The LTV Corporation

                          STATEMENT OF LTV'S INVESTMENT

                                                                    9 Mos. ended
                                                                   September 30,
                                                                        2002
In thousands                                                              $
--------------------------------------------------------------------------------

LTV's investment, beginning of period                                   28,906
Net income                                                              13,726
Net transactions with LTV                                                   53
--------------------------------------------------------------------------------
LTV's investment, end of period                                         42,685
--------------------------------------------------------------------------------

See accompanying notes

                                      [2]

                 Pipe & Conduit Business of The LTV Corporation

                             STATEMENT OF OPERATIONS

                                                                    9 Mos. ended
                                                                   September 30,
                                                                        2002
In thousands                                                             $
--------------------------------------------------------------------------------

SALES AND REVENUES
Sales                                                                  172,845
--------------------------------------------------------------------------------
Total sales and revenues                                               172,845
--------------------------------------------------------------------------------

COSTS AND EXPENSES
Cost of sales [note 2]                                                 137,589
Selling and administrative including $1,496
 of allocation of shared services [note 1]                              12,103
--------------------------------------------------------------------------------
                                                                       149,692
--------------------------------------------------------------------------------
Income before other income (expense) and taxes                          23,153
Other Income                                                               198
Financing Costs [Note 5]                                                  (520)
Chapter 11 Administrative Expenses                                        (367)
--------------------------------------------------------------------------------
Income before tax provision                                             22,464
Income tax provision [note 7]                                           (8,738)
--------------------------------------------------------------------------------
Net income                                                              13,726
--------------------------------------------------------------------------------

See accompanying notes

                                      [3]

                 Pipe & Conduit Business of The LTV Corporation

                             STATEMENT OF CASH FLOWS

                                                                   9 Mos. ended
                                                                   September 30,
                                                                        2002
In thousands                                                              $
--------------------------------------------------------------------------------

OPERATING ACTIVITIES
Net income                                                              13,726
Add non-cash items
  Depreciation                                                           2,303
  Income tax provision in excess of taxes paid                           8,738
Changes in operating assets and liabilities [note 9]                    11,860
--------------------------------------------------------------------------------
Cash provided by operating activities                                   36,627
--------------------------------------------------------------------------------

INVESTING ACTIVITIES
Property and equipment additions                                        (1,763)
--------------------------------------------------------------------------------
Cash (used in) investing activities                                     (1,763)
--------------------------------------------------------------------------------

FINANCING ACTIVITIES
Borrowings under revolving credit facility                               3,600
Repayment of borrowings                                                 (3,600)
Net transactions with LTV                                               (8,685)
--------------------------------------------------------------------------------
Cash (used in) financing activities                                     (8,685)
--------------------------------------------------------------------------------

Net cash provided during period [note 1]                                26,179
Cash, beginning of period                                                    0
--------------------------------------------------------------------------------
Cash, end of period                                                     26,179
--------------------------------------------------------------------------------

See accompanying notes

                                      [4]

                 Pipe & Conduit Business of The LTV Corporation

                          NOTES TO FINANCIAL STATEMENTS

                               September 30, 2002


1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation
---------------------

The accompanying financial statements include the assets, liabilities, revenues and expenses of the Pipe & Conduit Business ("P&C") which operates under the tradename LTV Copperweld ("LTVC"). P&C is comprised of facilities owned by Georgia Tubing Corporation and LTV Steel Company, Inc. ("LTV Steel"), both of which are wholly owned subsidiaries of The LTV Corporation (collectively "LTV"). The P&C business includes facilities at Cedar Springs, Georgia; Counce, Tennessee; Elyria, Ohio; Ferndale, Michigan; and Youngstown, Ohio. These financial statements have been prepared in connection with the prospective sale of P&C. During the period covered by the financial statements, P&C's operations were conducted as an integral part of LTVC's business operations and a number of functions and processes were centralized at LTVC. The assets of P&C are available to settle the debts, contingent liabilities and commitments of the LTV bankruptcy estates that own such assets (see below). In connection with the various bankruptcy filings and court decisions related to LTV and its various employee benefit plans, certain entities included within the accompanying financial statements may be held jointly and severally liable for unfunded employee benefit obligations. These obligations are in excess of $2 billion. The ultimate resolution of these matters will be determined by the bankruptcy court and could have a material adverse effect on P&C's financial statements. See Note 11 "Subsequent Events (Unaudited)". As discussed below, the financial statements include certain allocated costs and expenses, which are not necessarily indicative of the costs and expenses that would have resulted had P&C operated as a stand-alone business. In addition, the financial statements include transactions with other LTV and LTVC business units.

All   intercompany   transactions   within  P&C  have  been  eliminated  in  the
presentation.

On December 29, 2000, LTV and forty-eight of its wholly-owned subsidiaries, including all of the operations of P&C, filed voluntary petitions for reorganization under Chapter 11 of the Federal Bankruptcy Code in the United States Bankruptcy Court in the Northern District of Ohio, Eastern Division. P&C's business is being managed as a debtor-in-

                                      [5]
possession. P&C's liquidity during the nine months ended September 30, 2002 was provided by its cash flows from operations and its debtor-in-possession financing (see Note 5).

P&C is LTV's last remaining group of operating businesses other than the Copperweld Business (as defined below). LTV sold the steel making assets of LTV Steel in 2002. Previously, in 2001, LTV sold its metal buildings business, VP Buildings, Inc.

On October 15, 2002, an agreement was signed for the sale of the assets of the P&C business to Maverick Tube Corporation for cash of $110 million, subject to a working capital adjustment. The transaction is contingent upon completion of environmental due diligence and the ratification of the collective bargaining agreement with the United SteelWorkers of America. On October 16, 2002, LTVC announced that they would reorganize the Copperweld Business as a stand-alone company. A separate plan of reorganization is being developed for the Copperweld Business.

The financial statements are prepared on a historic basis and do not give consideration to the terms of any prospective sale. Additionally, they have been prepared from the historical financial records of P&C and LTVC on the basis of the accounting methods, policies, practices and procedures and the judgments and estimation methodologies used by P&C and LTVC, in accordance with accounting principles generally accepted in the United States. These financial statements are not necessarily indicative of the financial position, results of operations and cash flows that might have resulted had P&C been a stand-alone business, not integrated into LTVC's overall business operations, or of its future results of operations, cash flows or the financial position of LTVC.

Nature of Operations
--------------------

P&C has its headquarters in Youngstown, Ohio. Its production facilities are located in Ohio, Michigan, Tennessee and Georgia. It produces electrical steel conduit, line and standard pipe and some mechanical tubing. Conduit is used in non-residential construction while pipe is used in the transportation of liquids and gases.

During the nine months of 2002, no customer accounted for greater than 10% of sales. Approximately 42% of sales resulted from transactions with 10 customers.

P&C's sales are predominantly to North American customers, principally in the United States.

Allocation of shared services
-----------------------------

A portion of LTVC's shared general and administrative expenses have been allocated to P&C. This business historically operated as LTV Tubular or LTV Steel Tubular prior to LTV's 1999 acquisition of Copperweld Corporation, Copperweld Canada Inc. and Welded Tube Company of America and their respective subsidiaries ("Copperweld Business"). The allocations made to P&C do not necessarily represent the expenses that

                                      [6]

P&C would have incurred if it had operated on a stand-alone basis. During the nine months ended September 30, 2002, LTVC allocated $1,496,000 to P&C for information technology, financial, legal and management services, which is classified as a selling and administrative expense.

Allocation of employee benefit costs
------------------------------------

During the nine months ended September 30, 2002, P&C's employees, excluding the hourly employees of Georgia Tubing Corporation who are covered under a separate pension plan, were covered under either the LTV Steel or LTVC pension plans. The hourly employees were covered under the LTV Steel pension plan until termination on March 31, 2002. LTV Steel allocated $360,925 to P&C during this period; no additional allocations were made subsequent to March 31, 2002.

The salary employees who had not previously elected coverage under the LTVC pension plan were covered under the LTV Steel plan until January 31, 2002. This plan was also terminated on March 31, 2002. LTV Steel allocated $25,784 to P&C during this period. In addition, these P&C employees participated in a defined contribution retirement plan until January 31, 2002; P&C contributed and expensed $63,257 relative to this plan during the month of January 2002. Effective February 1, 2002, all of the salary employees became participants under the LTVC pension plan. The total expense recorded for current service cost under the LTVC plan, including P&C employees who had elected coverage under the LTVC plan in 2001, was $672,764. The liability related to the LTVC salary pension plan not paid to LTVC as of September 30, 2002 ($539,609) is included on the balance sheet in the line Due to other LTVC businesses.

P&C's retirees were covered under the LTV Steel program of retiree insurance benefits until February 28, 2002 for salary employees and March 31, 2002 for hourly employees when LTV Steel coverage was terminated.

The liabilities related to the LTV Steel benefit plans as of September 30, 2002, have been eliminated from the financial presentation, as a result of the subsequent termination of these plans by LTV (see above related to unfunded obligations and the ultimate court resolution of these matters).

P&C's active hourly employees were covered under LTV Steel's program of active insurance benefits during the nine months ended September 30, 2002. The salary employees, who had not previously elected coverage under the LTVC program of insurance benefits, were covered under the LTV Steel program until February 28, 2002, at which time they became participants under the LTVC program. P&C expense for insurance benefits is based on actual claims incurred.

Provision for income taxes
--------------------------

P&C has been included in LTV's federal and certain state returns. Provision for income taxes has been made in the accompanying statement of operations to reflect income taxes

                                      [7]
calculated on P&C's separate accounting income using the estimated effective income tax rates (both federal and state) that would have been applicable if P&C had been a separate, stand-alone entity for tax purposes. Income tax asset and liability accounts (both current and deferred) have been excluded from the balance sheet since P&C is not a separate entity for income tax purposes. Deferred tax balances are carried on the books of LTV. The total income tax provision has been reflected in the balance sheet as an adjustment to LTV's investment.

LTV, the parent  company,  has sustained net operating  losses on a consolidated
basis.  Since  P&C  was  not  a  separate,   stand-alone  entity,  none  of  the
consolidated net operating loss has been allocated to P&C in these statements.

LTV's investment
----------------

LTV's investment reflects the amount of P&C's included, identifiable assets in excess of included, identifiable liabilities.

Cash and Cash Equivalents
-------------------------

Cash and cash equivalents consist principally of currency on hand and highly liquid investment funds having an original maturity of three months or less at the time of purchase.

Fair Value of Financial Instruments
-----------------------------------

The carrying amounts of P&C's financial instruments consisting principally of cash and cash equivalents, accounts receivable, accounts payable and debt approximate their fair values at September 30, 2002.

Inventory
---------

Product inventories (raw material, work-in-process and finished goods) are valued at lower of cost or market based upon the first-in, first-out (FIFO) costing method. Product inventories are also valued at net realizable value. Inventories in excess of one year old have been adjusted to scrap recovery value.

Property and equipment
----------------------

Property and equipment is initially recorded at cost. Depreciation is recorded on a straight-line basis over 3-40 years, depending on the asset classification. The recoverability of these assets is evaluated when impairment indicators are present, based upon the expected future undiscounted cash flows.

Revenue recognition
-------------------

                                      [8]

Revenue from the sale of products is recognized when title transfers, which is at the time goods are shipped to customers. Shipping costs, related to product sales, classified as a deduction in arriving at net sales amounted to $10,245,000 in the nine months ended September 30, 2002.

Use of estimates
----------------

The preparation of financial statements in accordance with accounting principles generally accepted in the United States, requires management to make estimates and assumptions that affect the amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and reported amounts of revenue and expense during the period. Actual results could differ from these estimates.

2.  TRANSACTIONS WITH PARENT COMPANY

P&C purchased products (flat-rolled steel) from LTV Steel during the nine months ended September 30, 2002 in the amount of $44,000. Additionally, in 2002, P&C paid LTV Steel $4,402,000 for flat-rolled steel products purchased in 2001 as well as the $44,000 purchased in 2002. Sales from P&C to other LTV and LTVC affiliates were nominal during the nine months ended September 30, 2002.

On September 4, 2002, pursuant to a Bankruptcy Court approved amendment to the P&C debt facility, P&C made a $7,598,000 payment to LTV Steel which was used to reduce the outstanding borrowings under its debtor-in possession financing facility.

3.  INVENTORY

At September 30, 2002, inventory was comprised of the following categories:


In thousands                                                               $
--------------------------------------------------------------------------------

Raw materials                                                           10,942
Work-in-process                                                          4,457
Finished goods                                                          17,326
Supplies                                                                     0
Obsolescence reserve                                                       (96)
Other reserves                                                             (35)
--------------------------------------------------------------------------------
                                                                        32,595
--------------------------------------------------------------------------------

                                      [9]

4.  PROPERTY AND EQUIPMENT

Property and equipment was comprised of the following classifications at September 30, 2002:


In thousands                                                               $
--------------------------------------------------------------------------------

Land and improvements                                                      611
Buildings and building equipment                                         9,160
Machinery and equipment                                                 54,230
Construction in progress                                                 5,615
--------------------------------------------------------------------------------
                                                                        69,616
--------------------------------------------------------------------------------
Accumulated depreciation                                               (48,892)
--------------------------------------------------------------------------------
                                                                        20,724
--------------------------------------------------------------------------------

Depreciation   expense  for  the  nine  months  ended  September  30,  2002  was
$2,303,000.

5.  REVOLVING CREDIT FACILITY

In January 2002, an agreement was reached with four financial institutions to provide a $30,000,000 revolving credit facility to P&C. An amendment to the P&C facility was negotiated with the lenders and the commitment amount, upon approval of the Bankruptcy Court on August 30, 2002, was reduced to $15 million. The facility matures on December 5, 2002 and no amounts can be borrowed on this facility thereafter. The facility provides for borrowings based upon a standard borrowing base calculation on accounts receivable and inventory, typical of such asset-based financing facilities. The facility is secured by the assets of P&C. It is guaranteed by LTV and its direct and indirect subsidiaries, excluding the other Copperweld Businesses. The credit agreement contains various restrictive covenants and requires P&C to achieve certain EBITDA targets throughout the term of the agreement. During the nine months ended September 30, 2002, P&C had the following borrowings outstanding under this facility:

          For the period-
          January 4 -10                                      $1,000,000
          January 11 - 22                                     2,600,000
          January 31 - February 6                             1,000,000
          February 7 - September 30                                none

At September 30, 2002, there were no borrowings outstanding under this facility. Interest on the borrowings was at a rate of 8.75%. Total interest expense for the nine months ended September 30, 2002 was $520,000, including amortization of debt issuance costs.

                                      [10]

6.  LIABILITIES SUBJECT TO COMPROMISE

Liabilities subject to compromise as a result of the Chapter 11 bankruptcy filing in the United States are as follows:

In thousands                                                               $
--------------------------------------------------------------------------------

Accounts payable                                                        10,038
Unfunded pension and other post-employment
   benefit obligations                                                     181
Other accrued liabilities                                                9,013
--------------------------------------------------------------------------------
                                                                        19,232
--------------------------------------------------------------------------------

The final amounts paid, if any, related to these liabilities will be determined by the bankruptcy court. See Note 11 "Subsequent Events (Unaudited)".

7.  INCOME TAXES

As disclosed in note 1, P&C's operations are included in the federal and certain state income tax returns of LTV.

The tax provision recognized in the financial statements is composed of the following estimated amounts:

In thousands                                                               $
--------------------------------------------------------------------------------

Federal portion                                                         (7,148)
State portion                                                           (1,590)
--------------------------------------------------------------------------------
Tax provision                                                           (8,738)
--------------------------------------------------------------------------------

Net tax effects of temporary differences between carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes have been eliminated from the financial statements for P&C.

                                      [11]

8.  EMPOYEE BENEFIT PLANS

As noted above, the majority of P&C's employees have traditionally participated in LTV Steel's benefit programs. The liabilities related to these plans as of September 30, 2002 have been eliminated from the financial presentation as a result of subsequent termination of these plans by LTV.

The hourly employees at P&C's Cedar Springs, Georgia plant (Georgia Tubing Corporation) are covered under their own defined benefit pension plan. Plan assets primarily include marketable debt and equity securities. The plan provides benefits using a formula that is based upon employee compensation. There is no retiree health care plan for Georgia Tubing Corporation employees.

                                      [12]

The following tables set forth the change in benefit obligation, the change in plan assets, funded status and amounts recognized in the balance sheet for the Georgia Tubing Corporation hourly defined benefit pension plan as of September 30, 2002 (in thousands of dollars):

Change in benefit obligation
    Benefit obligation at beginning of period                            4,303
        Service cost                                                       169
        Interest cost                                                      216
        Benefits paid                                                      (63)
        Actuarial (gain) or loss                                           295
                                                               -----------------
    Benefit obligation at end of period                                  4,920

Change in plan assets
    Fair value of plan assets at beginning of period                     2,411
        Actual (loss) on plan assets                                      (454)
        Employer contributions                                             204
        Benefits paid                                                      (63)
        Other                                                               (6)
                                                               -----------------
    Fair value of plan assets at end of period                           2,092

Reconciliation of funded status
    Funded status                                                       (2,828)
    Unrecognized actuarial (gain) or loss                                2,492
    Unrecognized prior service cost                                        155
                                                               -----------------
        Net amount recognized at end of period                            (181)
                                                               =================

Amounts recognized in the
balance sheet consist of:
    Accrued benefit liability                                           (1,080)
    Intangible asset                                                       155
    Accumulated other comprehensive income                                 744
                                                               -----------------
        Net amount recognized at end of period                            (181)
                                                               =================

    Other comprehensive income attributable to
    change in additional minimum liability recognition                    (735)
                                                               =================

                                      [13]

Amounts applicable to Georgia Tubing Corporation's defined benefit pension plan with accumulated benefit obligations in excess of plan assets are as follows (in thousands of dollars):

Additional period-end information for pension
plans with accumulated benefit obligations
in excess of plan assets:
    Projected benefit obligation                                         4,920
    Accumulated benefit obligation                                       3,172
    Fair value of plan assets                                            2,092

The following table summarizes the benefit costs and the assumptions used in calculating these costs (in thousands of dollars):

Components of net periodic benefit cost
    Service cost                                                           169
    Interest cost                                                          216
    Expected return on plan assets                                        (195)
    Amortization of prior service cost                                      14
    Recognized actuarial (gain) or loss                                     31
                                                               -----------------
        Net periodic benefit cost                                          235
                                                               =================

Weighted-average assumptions as of
September 30, 2002
    Discount rate                                                         6.50%
    Expected long-term rate of return on plan assets                      9.00%
    Rate of compensation increase                                         4.50%

                                      [14]

9.  CHANGES IN OPERATING ASSETS AND LIABILITIES

Changes in operating assets and liabilities for the nine months ended September 30, 2002, were as follows:


In thousands                                                               $
--------------------------------------------------------------------------------

Accounts receivable                                                     (4,016)
Inventory                                                                1,769
Accounts payable                                                         6,203
Other asset and liability changes                                        7,904
--------------------------------------------------------------------------------
                                                                        11,860
--------------------------------------------------------------------------------

10.  OTHER COMPREHENSIVE INCOME (LOSS)

The following table reconciles net income as reported to total comprehensive income for the nine-months ended September 30, 2002:


In thousands                                                               $
--------------------------------------------------------------------------------

Net income                                                              13,726
Other comprehensive loss:
   Minimum pension liability adjustment, net of tax                       (455)
--------------------------------------------------------------------------------
Total comprehensive income                                              13,271
--------------------------------------------------------------------------------

11.  SUBSEQUENT EVENTS (UNAUDITED)

On November 7, 2002, the United States Bankruptcy Court, Northern District of Ohio, Eastern Division, approved the Asset Purchase Agreement and all related agreements. It also authorized LTV Steel to sell their right, title and interest in the LTV Tubular Assets to Maverick Tube Corporation in accordance with the terms and conditions of the Asset Purchase Agreement. The sale was to be free and clear of all interests, pledges, liens, judgments, demands, encumbrances, restrictions or charges of any kind or nature and all claims, obligations, demands, options, rights, restrictions and interests, whether imposed by agreement, understanding, law, or equity, except as expressly provided in the Asset Purchase Agreement.

On December 31, 2002 Maverick Tube Corporation acquired certain assets and liabilities of P&C for $120.2 million (including an upward $10.2 million estimated working capital adjustment subject to finalization).

On February 4, 2003, Maverick Tube Corporation announced its intention to close the Youngstown, Ohio manufacturing facility during the second quarter of 2003.

                                      [15]

                   MAVERICK TUBE CORPORATION AND SUBSIDIARIES
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                            As of September 30, 2002
                                 (In thousands)

                                               Maverick Tube                             Pro Forma
                                                Corporation        Pipe and Conduit     Adjustments          Pro Forma
                                             ---------------------------------------------------------------------------
ASSETS
Current assets:
 Cash and cash equivalents                             $1,791               $26,179        $(26,174)  A         $1,796
 Accounts receivable, net                              48,977                32,571             362   A         81,910
 Inventories                                          154,228                32,595             231   C        187,054
 Deferred income taxes                                  4,366                     -             542   C          4,908
 Income taxes refundable                                5,205                     -               -              5,205
 Prepaid expenses and other assets                      3,712                 3,092            (265)  A          6,539
                                             ---------------------------------------------------------------------------
Total current assets                                  218,279                94,437         (25,304)           287,412

Property, plant and equipment, net                    167,887                20,724          (8,122)  C        180,489

Goodwill                                               43,161                     -          50,053   C         93,214

Other assets                                           15,045                   758             465   D         16,268
                                             ---------------------------------------------------------------------------
                                                     $444,372              $115,919         $17,092           $577,383
                                             ===========================================================================


LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Accounts payable                                     $52,944                $9,440              $-            $62,384
 Accrued expenses and other liabilities                18,041                 8,257          (1,380)  A
                                                                                              1,500   C         26,418
 Deferred revenue                                       5,202                     -               -              5,202
 Income taxes payable                                      40                     -               -                 40
 Current maturities of long-term debt                   1,519                     -               -              1,519
                                             ---------------------------------------------------------------------------
Total current liabilities                              77,746                17,697             120             95,563

Long-term debt, less current maturities                 6,593                     -               -              6,593
Revolving credit facility                              11,125                     -         115,194   D        126,319
Other liabilities                                       3,839                55,537         (55,537)  A          3,839
Deferred income taxes                                   5,506                     -               -              5,506

STOCKHOLDERS' EQUITY

Preferred stock                                             -                     -               -                  -
Common stock                                              409                     -               -                409
Treasury stock                                              -                     -               -                  -
Additional paid-in capital                            212,133                     -               -            212,133
Retained earnings                                     139,804                42,685         (42,685) B         139,804
Accumulated other comprehensive loss                 (12,783)                     -               -           (12,783)
                                             ---------------------------------------------------------------------------
                                                      339,563                42,685         (42,685)           339,563
                                             ---------------------------------------------------------------------------
                                                     $444,372              $115,919         $17,092           $577,383
                                             ===========================================================================

See accompanying notes to unaudited pro forma consolidated financial statements.

                   MAVERICK TUBE CORPORATION AND SUBSIDIARIES
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                  For The Nine Months Ended September 30, 2002
                (In thousands, except per share data and shares)

                                               Maverick Tube                             Pro Forma
                                                Corporation        Pipe and Conduit     Adjustments          Pro Forma
                                             ---------------------------------------------------------------------------
Net sales                                            $317,528              $172,845              $-           $490,373
Costs of goods sold                                   283,299               137,589          (1,140)  E        419,748
                                             ---------------------------------------------------------------------------
Gross profit                                           34,229                35,256           1,140             70,625

Selling, general and administrative                    25,487                12,470          (1,232)  F         36,725
                                             ---------------------------------------------------------------------------
Income from operations                                  8,742                22,786           2,372             33,900

Interest expense, net                                   2,397                   322           4,445   H          7,164
                                             ---------------------------------------------------------------------------
Income from continuing operations
   before income taxes                                  6,345                22,464          (2,073)            26,736

Provision for income taxes                              2,663                 8,738            (788)  I         10,613
                                             ---------------------------------------------------------------------------
Income from continuing operations                      $3,682               $13,726         $(1,285)           $16,123
                                             ===========================================================================

Pro forma earnings per share
   Basic                                                $0.10                                                    $0.43
                                             ===================                                          ==============

   Diluted                                              $0.10                                                    $0.43
                                             ===================                                          ==============

Weighted shares of common stock
   outstanding, basic                              37,204,646                                               37,204,646

Weighted shares of common stock
   outstanding, diluted                            37,578,059                                               37,578,059

See accompanying notes to unaudited pro forma consolidated financial statements.

                   MAVERICK TUBE CORPORATION AND SUBSIDIARIES
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      For The Year Ended December 31, 2001
                (In thousands, except per share data and shares)

                                               Maverick Tube                             Pro Forma
                                                Corporation        Pipe and Conduit     Adjustments          Pro Forma
                                             ---------------------------------------------------------------------------
Net sales                                            $528,606              $235,828              $-           $764,434
Costs of goods sold                                   425,516               189,653          (1,437)  E        613,732
                                             ---------------------------------------------------------------------------
Gross profit                                          103,090                46,175           1,437            150,702

Selling, general and administrative                    30,372                20,386         (11,941)  G         38,817
Restructuring charges                                   8,061                     -               -              8,061
Start-up costs                                          1,101                     -               -              1,101
                                             ---------------------------------------------------------------------------
Income from operations                                 63,556                25,789          13,378            102,723

Interest expense, net                                   3,090                     -           6,845   H          9,935
                                             ---------------------------------------------------------------------------
Income from continuing operations
   before income taxes                                 60,466                25,789           6,533             92,788

Provision for income taxes                             21,228                10,032           2,483   I         33,743
                                             ---------------------------------------------------------------------------
Income from continuing operations                     $39,238               $15,757          $4,050            $59,045
                                             ===========================================================================

Pro forma earnings per share
   Basic                                                $1.17                                                    $1.76
                                             ===================                                          ==============

   Diluted                                              $1.15                                                    $1.73
                                             ===================                                          ==============

Weighted shares of common stock
   outstanding, basic                              33,547,281                                               33,547,281

Weighted shares of common stock
   outstanding, diluted                            34,116,725                                               34,116,725

See accompanying notes to unaudited pro forma consolidated financial statements.

                           MAVERICK TUBE CORPORATION
         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

GENERAL

The following notes set forth the assumptions used in preparing the unaudited pro forma consolidated financial statements. The pro forma adjustments are based on estimates made by Maverick Tube Corporation's management using information currently available.

PRO FORMA ADJUSTMENTS

BALANCE SHEET ADJUSTMENTS

A. Represents the adjustment to exclude certain assets and liabilities not included in the acquisition.

B.   Reflects the elimination of Pipe and Conduit's owner's net investment.

C. Reflects the pro forma consideration paid for Pipe and Conduit and allocation of the purchase price to assets and liabilities acquired, as follows (in thousands):

     Purchase Price:
      Cash paid to LTV Steel Corporation                              $110,000
      Estimated working capital adjustment
       at September 30, 2002                                             3,115
      Transaction costs                                                  1,614
                                                                 ---------------
     Pro forma purchase price                                          114,729

     Less:
     Book value of Pipe and Conduit                                     42,685
     Net liabilities not acquired                                       30,840
     Excess (deficit) of fair value over book
       value of acquired assets:
      Inventory                                                            231
      Property, plant and equipment                                     (8,122)
      Deferred income taxes on environmental liability                     542
      Environmental liability                                           (1,500)
                                                                 ---------------
                                                                        64,676
                                                                 ---------------
     Goodwill                                                          $50,053
                                                                 ===============

     The above purchase price allocation is based on preliminary estimates, which will likely differ when assets and liability values are finalized.

D. Reflects additional borrowings under the Company's revolving credit facility to complete the Acquisition in the amount of $114,729,000 and additional borrowings in the amount of $465,000 for additional deferred loan fees associated with the Acquisition.

STATEMENT OF OPERATIONS ADJUSTMENTS

E. Reflects the estimated decrease in depreciation expense resulting from the allocation of the purchase price to property, plant and equipment acquired in the acquisition of Pipe and Conduit. Depreciation is calculated using an estimated useful life of 10 years for buildings and 6 years for equipment.

F. Reflects the elimination of Pipe and Conduit's chapter 11 administrative expenses ($367,000) that is not expected to have a continuing impact. Reflects an adjustment to reduce employee benefit expenses related to benefit plans not to be continued by Maverick Tube Corporation ($865,000).

G. Reflects the reduction of Pipe and Conduit's overhead allocation ($7,000,000) to adjust to expected Maverick Tube Corporation overhead allocations and to reflect an adjustment to reduce employee benefit expenses related to benefit plans not to be continued by Maverick Tube Corporation ($4,941,000).

H. Reflects the adjustment to interest expense related to (a) borrowings under the credit facility of $115,194,000 at September 30, 2002 with a 5.24% interest rate ($4,528,000 for the nine months ended September 30, 2002 and $6,035,000 for the year ended December 31, 2001), (b) amortization of debt issue costs ($709,000 for the nine months ended September 30, 2002 and $947,000 for the year ended December 31, 2001) (c) reversal of the amortized debt issue costs under the old credit facility ($470,000 for the nine months ended September 30, 2002 and $137,000 for the year ended December 31, 2001) (d) elimination of Pipe and Conduit's net interest expense ($322,000 for the nine months ended September 30, 2002). A 1/8% change in the interest rate would result in interest expense increasing or decreasing by $144,000 for the year ended December 31, 2001 and $108,000 for the nine months ended September 30, 2002.

I. Represents the adjustment for the estimated income tax effect of the aggregate pro forma adjustments using a pro forma effective income tax rate of 38.0%.

                                                                    Exhibit 23.1


                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 33-56568, Form S-3 No. 333-61292 and Form S-3 No. 333-83478) and
in the related Prospectuses of Maverick Tube Corporation and in the Registration Statements (Form S-8 No. 33-89526, Form S-8 No. 333-52621, Form S-8 No.
333-30696, and Form S-8 No. 333-46740) pertaining to the Maverick Tube Corporation Amended and Restated 1990 Stock Option Plan, the Maverick Tube Corporation 1994 Stock Option Plan, the Maverick Tube Corporation Director Stock Option Plan, the Maverick Tube Corporation 1999 Director Stock Option Plan, and the Amended and Restated Prudential Steel Ltd. Stock Option Plan of Maverick Tube Corporation of our reports dated November 19, 2002 and June 28, 2002, with respect to the Pipe & Conduit Business of the LTV Corporation's financial statements as of September 30, 2002 and December 31, 2001 and for the nine-months and year ended, respectively included in this Form 8-K of Maverick Tube Corporation.

                                                         /s/ Ernst & Young LLP

Pittsburgh, Pennsylvania
February 7, 2003